UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2) )

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Beamz Interactive, Inc. (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

BEAMZ INTERACTIVE, INC.
15354 N. 83rd Way, Suite 101
Scottsdale, Arizona 85260
(480) 424-2053
May ___, 2014

Dear Stockholders:

You are invited to attend the 2014 Annual Meeting of Stockholders of Beamz Interactive, Inc. to be held on [June 23], 2014, at 9:00 a.m., local time, at our corporate office located at 15354 N. 83rd Way, Suite 101, Scottsdale, Arizona, 85260.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

The annual report, notice of Annual Meeting, proxy statement and proxy card are enclosed. Proxy cards are being solicited on behalf of our Board of Directors.

Regardless of whether you plan to attend the Annual Meeting, we hope you will read the attached proxy statement carefully and vote FOR your Board of Directors’ recommended nominees and actions by promptly submitting a proxy by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided or by submitting your proxy by telephone or the Internet as soon as possible. Instructions regarding telephone and Internet voting are included on the proxy card or voting instruction form (or, if applicable, your electronic delivery notice).  Choosing one of these voting options ensures your representation at the Annual Meeting regardless of whether you attend in person.

If you have any questions or need assistance in voting your shares, please contact our transfer agent, Island Stock Transfer at 727-289-0010.

Thank you for your continued support of Beamz Interactive, Inc..

Charles R. Mollo Chairman of the Board and Chief Executive Officer

BEAMZ INTERACTIVE, INC.
15354 N. 83rd Way, Suite 101
Scottsdale, Arizona 85260
(480) 424-2053

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD [JUNE 23, 2014].

To the Stockholders of Beamz Interactive, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Beamz Interactive, Inc. (“Beamz” or the “Company”) will be held at our corporate office located at 15354 N. 83rd Way, Suite 101, Scottsdale, Arizona 85260, on [June 23], 2014, at 9:00 a.m., local time, for the following purposes:

(1)	To elect Gerald Riopelle to the Beamz Board of Directors as a Class I director for a term of three years;

(2)
To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, increasing the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000 (the “Charter Amendment”);

(3)	To approve, by advisory vote, a resolution on executive compensation;

(4)	To recommend, by advisory vote, the frequency of future advisory votes on executive compensation; and

(5)	To transact any other business that has been properly brought before the meeting in accordance with the provisions of the Company’s Bylaws.

Your Board recommends that you vote FOR Proposals 1, 2 and 3, and, with respect to Proposal 4, for the shareholder advisory vote on executive compensation to occur every three years.

We invite you to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, we urge you to mark, sign, date, and return the enclosed proxy card in the envelope provided or vote  over the internet as soon as possible.  If you are a record holder, you may also vote your shares on the web using the instructions on each proxy card.  You may revoke your proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares of Beamz common stock in person.

The Board of Directors has fixed the close of business on April 25, 2014 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on April 25, 2014, will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices, 15354 N. 83rd Way, Suite 101, Scottsdale, Arizona 85260 for 10 days prior to the Annual Meeting. If you would like to review the stockholder list, please call Jan Durand at 602-617-0971 to schedule an appointment.

All stockholders are cordially invited to attend the Annual Meeting. If you have any questions about the attached proxy or require assistance in voting your shares on the proxy card or voting instruction form, or need additional copies of the Company’s proxy materials, please contact our transfer agent, Island Stock Transfer, at 727-289-0010.

By Order of the Board of Directors, ____________________ SECRETARY

Scottsdale, Arizona
May [2], 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held [June 23, 2014]

This proxy statement and our 2013 Annual Report on Form 10-K are available at
http://TheBeamz.com, which does not have “cookies” that identify visitors to the site.

BEAMZ INTERACTIVE, INC.

15354 N. 83rd Way, Suite 101
Scottsdale, Arizona 85260
(480) 424-2053

PROXY STATEMENT

_______________________

The Board of Directors of Beamz Interactive, Inc. (“Beamz” or the “Company”) is soliciting proxies to vote shares of common stock at the 2013 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on [June 23],  2014, at Beamz Interactive, Inc. located at 15354 N. 83rd Way, Suite 101, Scottsdale, Arizona 85260, and at any adjournment thereof.  This proxy statement and the accompanying proxy are first being mailed to stockholders on or about May [2], 2014.  For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting during regular business hours at Beamz’s executive offices, located at the address set forth above.  If you would like to review the stockholder list, please call Jan Durand at 602-617-0971 to schedule an appointment.

 Record Date; Shares Entitled To Vote; Quorum

The Board of Directors has fixed the close of business on April 25, 2014 as the record date for Beamz stockholders entitled to notice of and to vote at the Annual Meeting.  Only holders of common stock as of the record date are entitled to vote at the Annual Meeting.  As of the record date, there were 30,111,896 shares of Beamz common stock outstanding, held by approximately 148 holders of record, as well as  796,039 shares of Beamz Series D Preferred Stock outstanding (each share of which is presently convertible into 10 shares of common stock, and votes on an as-converted basis), held by approximately 34 holders of record.  Stockholders are entitled to one vote for each share of Beamz common stock held (on an as-converted basis) as of the record date.

The holders of a majority of the outstanding shares of Beamz common stock issued and entitled to vote at the Annual Meeting must be present in person or by proxy to establish a quorum for business to be conducted at the Annual Meeting.  Abstentions and “broker non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

A “broker non-vote” occurs when you fail to provide your broker with voting instructions and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter.  A broker non-vote may also occur if your broker fails to vote your shares for any reason.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as Proposal 1 (Election of Director), Proposal 2 (Amendment to Increase Authorized Shares), and Proposal 3 (Advisory Vote on Executive Compensation). Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that stockholders provide their brokers with voting instructions.

 Votes Required

The votes required for each proposal is as follows:

Election of Director.  In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting (a “majority vote”).

A majority of votes cast means that the number of votes cast “for” a director's election exceeds the number of votes cast “against” that director's election. Under a majority voting standard, abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares.

The Board recommends a vote “FOR” its nominee on the proxy card.

Charter Amendment.

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock (including shares of Series D Preferred Stock voting on an as-converted basis) will be required to approve the amendment to our Charter.

The Board of Directors recommends a vote “FOR” the amendment to the Charter increasing the authorized number of shares of common stock from 40,000,000 to 100,000,000.

Advisory Vote on Executive Compensation.

Each share of our Common Stock (on an as-converted basis) is entitled to one vote with respect to the approval, in a non-binding, advisory vote, of the compensation of our named executive officers. The affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares. The outcome of this proposal is advisory in nature and is non-binding. However, our board of directors and compensation committee will consider the choice that receives the most votes in making future decisions regarding the frequency of future votes on compensation program for our named executive officers.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers.

Frequency of Advisory Vote on Executive Compensation.

When voting on this proposal, you may make your choice among one year, two years, three years, or abstain, by marking the box on your proxy card that corresponds to your choice.  For the advisory vote on the frequency of holding an advisory vote on executive compensation, the option of one year, two years, or three years that receives a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal; provided, however, that if no option receives majority support, the option that receives the most votes will be deemed to have received the advisory approval of our shareholders. Non-votes are not considered votes cast “for” or “against” this proposal and will have no effect.  Abstentions from voting will have the same effect as a vote against this proposal, provided, however, that if no option receives a majority of votes cast and the option that receives the most votes receives the advisory approval, then an abstention will have no effect on the outcome of this proposal.  Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares. The outcome of this proposal is advisory in nature and is non-binding.

The Board of Directors recommends a vote “FOR” a frequency of every three years for future advisory votes on executive compensation.

If you sign and submit your proxy card or voting instruction form without specifying how you would like your shares voted, your shares will be voted FOR the Board’s recommendations specified below under Proposal One (Election of a Director), Proposal Two (Charter Amendment), Proposal Three (Advisory Vote on Executive Compensation), and Proposal Four (Frequency of Advisory Vote on Executive Compensation), and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.  Should the Company lawfully identify or nominate substitute or additional nominees before the Annual Meeting, we will file supplemental proxy material that identifies such nominee(s), discloses whether such nominee(s) has (have) consented to being named in the proxy material and to serve if elected and includes the relevant required disclosures with respect to such nominee(s).

Voting of Proxies

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following three methods:

●	Vote by Internet, by going to the web address [IST to provide] and following the instructions for Internet voting shown on the enclosed proxy card.

●	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

The deadline for voting electronically through the internet is 11:59 p.m., Central Time, on [June 20], 2014.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the internet.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

The proxies identified on the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” each of the other proposals. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

Stockholder of Record.  If your shares are registered directly in your name or with our transfer agent, Island Stock Transfer, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by us.  As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for your use.

Beneficial Holder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, in order to vote these shares in person at the meeting you must obtain a legal proxy from your broker, bank or other nominee. Your broker, bank or other nominee will have enclosed a proxy card for your use.

 How to Vote By Proxy; Revocability of Proxies

To vote by proxy, you must mark, sign, date, and return the proxy card in the enclosed envelope.  If you are a record holder, you may also vote your shares on the web using the instructions on each proxy card.  Any Beamz stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted.

Whether you vote by internet or by mail, you can change or revoke your proxy before it is voted at the meeting by:

●	submitting a new proxy card bearing a later date;

●	voting again by internet at a later time;

●	giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

●	attending the meeting and voting your shares in person.

Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.  A Beamz stockholder whose shares are held in the name of a broker, bank or other nominee must bring a legal proxy from his, her or its broker, bank or other nominee to the meeting in order to vote in person.

 Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the Annual Meeting.

 Solicitation of Proxies

The cost of soliciting proxies in the accompanying form will be borne by Beamz. Proxies may be solicited by mail, telephone, fax, email, press releases, press interviews or through the Company’s Investor Relations website. In addition to solicitations by mail, a number of officers, directors and regular employees of ours may, at no additional expense to us, solicit proxies in person or by telephone. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

Our website address is included several times in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

If you have any questions about voting your shares or attending the Annual Meeting, please contact our transfer agent, Island Stock Transfer, at 727-289-0010.

 Important Information Regarding Delivery of Proxy Material

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders.  These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

●	the full set delivery option; or

●	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

 Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy material to its stockholders by mail as it would have done prior to the change in the rules.  In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website. In connection with its 2013 Annual Meeting of Stockholders, Beamz has elected NOT to use the full set delivery option.

 Notice Only Option

Under the notice only option, which we HAVE elected to use for the 2014 Annual Meeting, a company must post all proxy materials on a publicly-accessible website.  Instead of delivering proxy materials to its stockholders, the Company instead delivers a “Notice of Internet Availability of Proxy Material,” which you should have received.  The notice includes, among other matters:

●	information regarding the date and time of the Annual Meeting of stockholders as well as the items to be considered at the meeting;

●	information regarding the website where the proxy materials are posted; and

●	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

The proxy materials include the Notice of Annual Meeting of Stockholders, proxy statement, proxy card and Annual Report on Form 10-K.  Additionally, Beamz has posted these materials at www.TheBeamz.com/proxy.If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

 Beamz Expects to Continue Using the Notice Only Option in the Future

Beamz expects to continue using the notice only option in the future.  By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products.  However, because many companies that have used the notice only option have experienced a lower participation rate resulting in fewer stockholders voting at their Annual Meeting, Beamz plans to evaluate this possible impact on stockholder participation as it considers its continued use of the notice only option.

 Householding

We have adopted a procedure, approved by the Securities and Exchange Commission, called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials or in “notice and access” (see above under “Important Information Regarding Delivery of Proxy Material - Notice Only Option) will receive only one copy of future notices of annual meetings, proxy statements and annual reports, proxy statements combined with a prospectus or any information statement unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Beamz shareholders living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports. Householding reduces our printing costs and postage fees and conserves natural resources. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Company stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please obtain instructions by contacting our transfer agent, Island Stock Transfer, at 727-289-0010.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, you may:

●	send a written request to Investor Relations, Beamz Interactive, Inc., 15354 N. 83rd Way, Suite 101, Scottsdale, Arizona 85260, if you are a stockholder of record; or

●	notify your broker, if you hold your shares in street name.

PROPOSAL ONE

Election of Director

Beamz’s Certificate of Incorporation divides the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting.  At this year’s meeting, one Class I director is to be elected to hold office until the expiration of his term at the third annual meeting following his election, or until a successor has been elected and duly qualified.  The nominee for Class I director is Gerald Riopelle, who is currently a director.

Mr. Riopelle has agreed to serve as a director if elected, and we have no reason to believe that he will be unable to serve. In the event that before the annual meeting he should become unable or unwilling to serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by our Board of Directors.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.  The enclosed proxy card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominee for director.  In determining whether this item has received the required number of affirmative votes, abstentions will have no effect.  Non-votes are not considered votes cast “for” or “against” this proposal at the Annual Meeting and will have no effect on the approval to elect directors.

The Board of Directors recommends a vote “FOR” the election of the nominee to the Board of Directors.

Board of Directors

The following table sets forth the names, ages, and positions of the directors of Beamz.  The term of the Class I directors expires as of this year’s annual meeting of stockholders, the term of the Class II directors expires as of the next annual meeting of stockholders, with the term of the Class III directors expires at the following annual meeting.

Name	Age	Position(s)	Class
Directors
Charles R. Mollo	62	Chairman of the Board and Chief Executive Officer	III

Joan W. Brubacher	60	President, Chief Financial Officer and Director	II

Jeff Doss	52	Director	II

Gerald Riopelle	72	Director	I

Thomas F. Gardner	54	Director	I

Jeffrey R. Harris	65	Director	III

 Director Nominee

Gerald Riopelle – Mr. Riopelle is the inventor of the Beamz. Mr. Riopelle has taken his 40 years of experience as an accomplished musician, songwriter and producer, and funneled it into the creation of the Beamz music system.

Mr. Riopelle joined the Board in 2001, which is also when he began creating the Beamz music system, and his experience in the music industry provides the Board with unique and valuable contacts and a perspective on issues such as  technology development, music and video production, strategy, and music licensing strategy.

The Board unanimously recommends using the enclosed proxy card to vote FOR the Board’s nominee for Director.

 Directors with Terms Expiring at Next Two Annual Meetings

Charles R. Mollo, Chairman, CEO, and Director – Charlie Mollo has served as a director since 2007 and as our  Chairman of the Board and CEO since January of 2009, and is responsible for the overall management of our business strategy including development of product sales channels, marketing, finance and product development. As a successful business leader, Mr. Mollo has worked in a number of industries including wireless telecommunications, consumer electronics, computers, child care and real estate, growing privately-owned entrepreneurial start-up organizations into leading publicly-traded companies. His management experience with mergers and acquisitions, financing, venture capital, strategic planning and technology, and his passion for music have earned him his role as our leader and CEO.

Prior to joining Beamz Interactive, Mr. Mollo was a co-founder and Chairman, President and CEO of Mobility Electronics, Inc. (now iGo, Inc.), a NASDAQ company focused on developing and marketing innovative products for the converging mobile electronics industry from May 1995 to June 2007 (from June 2007 until January of 2009, Mr. Mollo primarily managed his personal investments and consulted with various parties). Mr. Mollo also helped build Alliance Telecommunications Corporation in the late 1980s and early 1990s. This wireless telecommunications company went from start-up to just under $100 million in revenues, and was successfully sold in July 1992 to a New York Stock Exchange listed company.  Other notable accomplishments include the management of a variety of venture investments, including a $150 million venture capital fund for Meadows Resources, and managing New Vistas Investments Corporation, a New Mexico real estate and investment company, Mr. Mollo has an MBA from the University of New Mexico, a Master’s in Electrical Engineering from Newark College of Engineering, NJ Institute of Technology and a Bachelor’s in Electrical Engineering from Manhattan College.

Joan W. Brubacher, President, Chief Financial Officer and Director – Ms. Brubacher, who joined the Board in March of 2012 and became the Company’s President and Chief Financial Officer in July of 2013, has served as a principal and Chief Financial Officer at Resolute Commercial Services from October of 2009 through August 2013. Prior to joining Resolute, Ms. Brubacher served as an outside consultant for various companies from February 2009 to October 2009.  Ms. Brubacher served as the Executive Vice President and Chief Financial Officer for iGo, Inc., where she was a member of the team that took the company public in 2000, until February of 2009. Prior to her tenure at iGo, Ms. Brubacher was employed at several private small and start-up companies where she served as Controller, Chief Financial Officer and Chief Operating Officer. She started her career on the audit staff of Ernst & Whinney (now Ernst & Young). She holds a Bachelor of Science Degree in Business Administration with Concentration in Accounting from Kansas State University. Ms. Brubacher brings the Company valuable public company and CFO experience and insight on a broad range of financial and operational issues.

Jeff Doss – Mr. Doss joined the Board in 2009.  As founder, President and CEO of Hotwire Development, LLC, an industrial design and product development company, Mr. Doss has built a solid reputation in consumer and mobile computing product markets. Since December of 2005, Mr. Doss has also served as CEO of ShowerStart, LLC, an innovative water and energy saving green company that produced a patented state-of-the-art showerhead. Prior to forming Hotwire in December of 2002, Mr. Doss worked as the Co-Founder, VP Product Development, Technology & Marketing for Mobility Electronics, Inc. (now iGo, Inc.).  Prior to iGo, Mr. Doss worked with Mr. Mollo at Andrew Corporation where he developed a variety of wireless telecommunication accessories, and was the President and Owner of Unitech Industries, Inc., a wireless telecommunications power and accessories company.  Mr. Doss graduated from Arizona State University with a Bachelor of Science degree in Finance. Mr. Doss’s background and experience in leadership roles at a variety of technology companies, and his broad consumer electronics product development experience, allows him to provide valuable guidance to the Board in a variety of areas including strategy, product development, and management.

Jeffrey R. Harris – Jeff Harris is a proven executive manager with a technical engineering background and an established track record of managing people and processes to identify, define, develop and achieve goals and objectives. Mr. Harris joined the Board in April 2010, and brings to the Board a perspective and expertise developed as the result of a broad range of general management, board, financing, investment, M & A, and strategic planning experience in a number of industries.

Since March of 1993, Mr. Harris has served as President of New Vistas Investment Corp., a technology investment and real estate development and management company in Albuquerque, New Mexico. He is also an active angel investor and practicing consultant in a number of local entrepreneurial start-up companies. He has served on the board of directors of several companies and organizations, including Advent Solar, iGo, Inc. and the Border Trade Alliance.

Class I Directors Not Nominated by the Board for Reelection

Thomas F. Gardner – Mr. Gardner is the founder of Gardner Real Estate Company of which he has served as a principal since 1993. Mr. Gardner has served on the board since 2008.

Composition of the Board of Directors

We may expand the number of members constituting our Board of Directors and will seek persons who are “independent” (within the meaning of the rules and regulations of one or more national exchanges, to which we are not currently subject) to fill vacancies created by any expansion.  We currently have an audit committee and a compensation committee with the following members:

Audit Committee:  Jeffrey Harris (Chair) and Jeff Doss

Compensation Committee:  Jeffrey Harris (Chair) and Jeff Doss

The Board meets periodically throughout the year as necessity dictates.  No current director has any arrangement or understanding whereby they are or will be selected as a director or nominee. Neither of our existing standing committees has a charter at this time.

We believe both Jeffrey Harris and Jeff Doss qualify as “audit committee financial experts” under applicable regulations of the Securities and Exchange Commission.  Further, neither of Messrs. Doss or Harris is a current or former employee of the Company or is engaged in any relationship or holds any position that would require disclosure under Item 404 or Item 407(a)(iii) of Regulation S-K.

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. Our Board of Directors has undertaken a review of the independence of each director by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under these rules, a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.  As such, we have determined that four of our current directors—Messrs Doss and Harris, along with Messrs Riopelle and Gardner—are independent.

Meeting Attendance

During the fiscal year ended June 30, 2013, the Board of Directors held 8 meetings, the Audit Committee held 4 meetings, and the Compensation Committee held 2 meetings. During such fiscal year, each director attended at least 75% of all Board and applicable Committee meetings. Each director received compensation for their service to Beamz for their role as director.  See “Executive Compensation—2013 Director Compensation.”  Beamz encourages, but does not require, directors to attend the annual meeting of stockholders; however, such attendance allows for direct interaction between stockholders and members of the Board of Directors.

Compensation Process

The Compensation Committee is responsible for executive compensation and works to structure a compensation plan that reflects Beamz’s underlying compensation philosophy of aligning the interests of our executive officers with those of our shareholders.  The Compensation Committee meets at least twice a year, and the factors considered by the Compensation Committee in structure compensation for Beamz’s management are set forth below in more detail under “Proposal Three—Advisory Vote on Executive Compensation.”

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Currently, Charles R. Mollo serves as our Chairman and Chief Executive Officer.  The Board does not currently have a lead independent director.

 Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. This leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer and the Chief Financial Officer and the independent directors. Of the six members of our Board, four are independent from management.

Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board of Directors, together with the Compensation Committee and the Audit Committee, coordinate with each other to provide company-wide oversight of our management and handling of risk.  These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, financial, compliance and operational risks.

At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management.  Outside of formal meetings, the Board, its committees and individual Board members have regular access to the executive officers of Beamz.

Code of Ethics

On September 17, 2012, we adopted a Code of Ethics applicable to our principal executive, financial and accounting officers. The Code of Ethics can be found on our website at http://thebeamz.com/investors/governance .

Nominations

Beamz does not have a separate Nominating and Corporate Governance Committee. Given the current size of the Company, the entire Board serves in such capacity, submitting and considering candidates for nomination. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Bylaws provides that a director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Board does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates, but may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Board determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and be in a position to properly exercise his or her duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within his or her chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business, finance and the oil and gas business.  Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified.  The Board will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source.  When current Board members are considered for nomination for re-election, prior Board contributions, performance and meeting attendance records are also taken into consideration.

The Board will consider qualified candidates for possible nomination that are recommended by stockholders.  Stockholders wishing to make such a recommendation may do so by sending the required information to the Board, c/o Corporate Secretary at the address listed above.  Any such nomination must comply with the advance notice provisions and provide all of the information required by Beamz’s Bylaws.  These provisions and required information are summarized under “Stockholder Proposals for 2015 Beamz Annual Meeting” beginning on page [__] of this proxy statement.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the executive officers of Beamz.

Name	Age	Position(s)
Charles R. Mollo	62	Chairman of the Board and Chief Executive Officer

Joan W. Brubacher	60	President, Chief Financial Officer and Director

Albert J. Ingallinera, Jr.	44	Vice President Product Management and Business Development

Albert J. Ingallinera Jr., VP Product Management and Business Development – Joining Beamz Interactive in March of 2009 as Vice President, Product Management and Business Development, Mr. Ingallinera is responsible for leading product management and marketing, including messaging, advertising and public relations, channel marketing and website development and management. Mr. Ingallinera has more than 20 years of experience launching new hardware and software technology products into consumer, business and vertical markets.

Prior to Beamz Interactive, Mr. Ingallinera was the Vice President of Sales and Marketing for Ambir Technology, Inc., a digital imaging product manufacturer and scanner software provider, from January 2003 to April 2009. In this role, Mr. Ingallinera contributed to the establishment of Ambir as a leading provider of ID card imaging and scanning technology products in the healthcare market through branding, event marketing and business development initiatives. Mr. Ingallinera ventured into the mobile computer world in 1998, when he took a sales and product marketing position with CNF Mobile Solutions, a PC notebook peripheral manufacturer. He eventually moved to Mobility Electronics, Inc. (now iGo, Inc.), where he became the Director of Corporate Marketing and Market Development. Since 1991, Mr. Ingallinera has worked with leading computer product technology manufacturers, distributors and resellers, holding various leadership positions in sales, marketing, business development and product management. Other past employers include Iomega Corporation and Merisel Corporation. Mr. Ingallinera received a Bachelor in Business Administration degree from the University of San Diego and an MBA from the University of Maryland’s Robert H. Smith Business School.

SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, NOMINEES AND OFFICERS

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all of Beamz’s equity compensation plans through June 30, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2004 Equity Incentive Plan	29,825	$0.4867	7,175
2009 Equity Incentive Plan	0	—	384,094
Equity compensation plans not approved by security holders	__	__	__

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC.  Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it and representations from certain reporting persons regarding their compliance with the relevant filing requirements, the Company has determined that, during the fiscal year ended June 30, 2013, the directors and officers listed below were late in making certain filings on Forms 3 and 4 as set forth in more detail below:

Name	Number of Late Filings on Forms 3 or 4 in Twelve Months Ended June 30, 2013	Number of Transactions Disclosed on Such Filings
Joan W. Brubacher	2	1
Robert A. Flowers	2	1
Charles R. Mollo	3	46
TM-07 Investments, LLC	3	22
Gerald H. Riopelle	1	1
Jeff Doss	1	1
Jeffrey R. Harris	2	11
New Vistas Investment Corp.	2	10
Thomas F. Gardner	1	1

Beneficial Ownership of Officers, Directors, and Principal Stockholders

The following table sets forth information as of April 25, 2014, regarding the beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our Common Stock or preferred;

•	each of our directors;

•	each of our named executive officers; and

•	all our directors and executive officers as a group.

Percentage ownership calculations for beneficial ownership are based on 30,111,896 shares of Common Stock and 796,039 shares of Series D Convertible Preferred Stock outstanding as of April 25, 2014.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options and warrants, or conversion of shares of preferred stock or convertible debt, that are either immediately exercisable or exercisable within 60 days of April 25, 2014.  These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or convertible shares or notes for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock		Preferred Stock
Name (1)	Number of Shares Beneficially Owned	Beneficial Ownership Percentage (2)	Number of Shares Beneficially Owned	Beneficial Ownership Percentage (2)
5% Stockholders
New Vistas Investment Corp. (3)	6,329,389	19.33%	97,796	12.29%
CJMO, LLC (4)	2,168,643	6.92%	121,532	15.27%
Bob Flowers (5)	2,703,393	8.73%	85,646	10.76%
TM07 Investments, LLC (6)	17,484,177	42.28%	35,256	4.43%
CRM 008 Trust (7)	2,948,219	9.34%	6,810	0.86%

Directors and Named Executive Officers
Charles R. Mollo (8)	31,136,153	65.02%	262,701	33.00%
Jeff Doss (9)	582,064	1.92%	24,153	3.03%
Gerald H. Riopelle (10)	577,409	1.91%	16,590	2.08%
Al Ingallinera (11)	1,104,717	3.62%	24,230	3.04%
Tom Gardner (12)	1,051,070	3.43%	51,750	6.50%
Jeffrey R. Harris (13)	7,518,940	22.68%	139,135	17.48%

Joan Brubacher (14)	2,140,326	7.01%	3,018	0.38%

All directors and executive officers as a group (8 persons)	37,781,289	76.65%	423,781	58.71%

(1)	The address of each officer, director and 5% stockholder listed below is c/o Beamz Interactive, Inc., 15354 North 83rd Way Suite 101, Scottsdale, AZ 85260.
(2)
Beneficial ownership is calculated in accordance with SEC rules and regulations. For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days were deemed to be outstanding in determining the percentage owned by such person, but were not deemed outstanding in determining the percentage owned by any other person.

(3)
Includes 977,958 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock, 1,500,000 shares of Common Stock issuable upon conversion of 2013 Convertible Secured
Debt and 150,000 shares of Common Stock issuable upon exercise of warrants.  Mr. Mollo, our CEO and Chairman, serves as the trustee of trusts owning a total of 73.36% of the issued and outstanding stock of New Vistas Investment Corp., and Mr. Harris, a member of our Board, owns 24.13% of the issued and outstanding stock of New Vistas Investment Corp. and serves as the President, of New Vistas Investment Corp.

(4)	Includes 1,215,322 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock. Mr. Mollo serves as a manager of CJMO, LLC.
(5)	Includes 856,461 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock, as well as 15,035 shares of Common Stock issuable upon exercise of warrants.
(6)
Includes 352,562 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock, 10,887,690 shares of Common Stock issuable upon conversion of 2013 Convertible Secured Debt and 750 shares of Common Stock issuable upon the exercise of stock options.  Mr. Mollo serves as a trustee of trusts owning 100% of the membership interests of TM07 Investments, LLC, and also serves as a manager of TM07 Investments, LLC.

(7)
Includes 68,100 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock, 1,656,440 shares of Common Stock issuable upon conversion of 2013 Convertible Secured Debt and 231,288 shares of Common Stock issuable upon exercise of warrants.  Mr. Mollo serves as a trustee of CRM 008 Trust.

(8)
Includes all shares beneficially owned by the following entities over which Mr. Mollo may be deemed to exercise voting or dispositive control: New Vistas Investment Corp. (see footnote (3) above), CJMO, LLC (see footnote (4) above), TM07 Investments, LLC (see footnote (6) above), CRM 008 Trust (see footnote (7) above), and La Luz LLC. Also includes (i) 106,021 shares of Common Stock (including 12,310 shares issuable upon conversion of shares of Series D Convertible Preferred Stock) beneficially owned by JLM 008 Trust for which Mr. Mollo disclaims beneficial ownership, (ii) 1,500,000 shares of Common Stock issuable upon the conversion of 2013 Convertible Secured Debt held by New Vista Investment Corp, (iii) 10,887,690 shares of Common Stock issuable upon the conversion of 2013 Convertible Secured Debt held by TM07 Investments, LLC, (iv) 1,656,440 shares of Common Stock issuable upon the conversion of 2013 Convertible Secured Debt held by CRM 008 Trust, (v) 1,010,275 shares of Common Stock issuable upon the conversion of 2013 Convertible Secured Debt held by CRM Revocable Trust, (vi) 750 shares of Common Stock issuable upon the exercise of options held by TM 07 Investments, LLC,  (vii) 150,000 shares of Common Stock issuable upon the exercise of warrants held by New Vista Investment Corp, (viii) 1,560,110 shares of Common Stock issuable upon the exercise of warrants held by TM07 Investments, LLC, (ix) 231,288 shares of Common Stock issuable upon the exercise of warrants held by CRM 008 Trust, (x) 202, 055 shares of Common Stock issuable upon the exercise of warrants held by CRM Revocable Trust, and (xi) 900 shares of Common Stock issuable upon the exercise of options held by CMI International.

(9)
Includes 84,802 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock, as well as 339,476 shares of Common Stock (including 156,731 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock) beneficially owned by Hotwire Development, LLC, over which Mr. Doss may be deemed to exercise voting or dispositive control.

(10)	Includes 165,900 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock.
(11)
Includes 242,299 shares issuable upon conversion of shares of Series D Convertible Preferred Stock, 125,000 shares of Common Stock issuable upon conversion of 2013 Convertible Secured Debt and 49,000 shares of Common Stock issuable upon exercise of warrants, all owned by Evolution Marketing, Inc., over which Mr. Ingallinera may be deemed to exercise voting or dispositive control.

(12)
Includes 517,496 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock, as well as 12,950 shares of Common Stock issuable upon exercise of warrants and 750 shares of Common Stock issuable upon the exercise of options.

(13)
Reflects shares owned by New Vistas Investment Corp. (see footnote (4) above), over which Mr. Harris may be deemed to exercise voting or dispositive control, and includes a total of 1,391,352 shares issuable upon conversion of shares of Series D Convertible Preferred Stock, 1,500,000 shares of Common Stock issuable upon the conversion of 2013 Convertible Secured Debt and 150,000 shares of Common Stock issuable upon exercise of warrants.

(14)
Includes 30,180 shares of Common Stock issuable upon conversion of shares of Series D Convertible Preferred Stock, 125,000 shares of Common Stock issuable upon conversion of 2013 Convertible Secured Debt and 25,000 shares of Common Stock issuable upon exercise of warrants. Also includes 187,500 shares of Common Stock issuable upon conversion of 2013 Convertible Secured Debt and 37,500 shares of Common stock issuable upon exercise of warrants held by Highland Consulting, Inc., over which Ms. Brubacher may be deemed to exercise voting or dispositive control.

To our knowledge, there exists no arrangement, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded or paid to, or earned by Executive Officers as required by Item 402 of Regulation S-K, for the years ended June 30, 2013 and 2012. We refer to these officers in this report as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive compen- sation ($)	Non- qualified deferred compen- sation earnings ($)	All other compen- sation ($)	Total ($)
Charlie R. Mollo, Principal Executive Officer and Principal Financial Officer	2012		—	120,0001	—	—	—	—	120,000
	2013	120,0002	—		—	—	—	—	120,000

Albert J. Ingallinera Jr., VP Product Management and Business Development	2012	102,0003	—		—	—	—	—	102,000
	2013	120,000	50,0004	—	—	—	—	—	170,000

1   Reflects 120,000 shares of Common Stock issued for 2012, which was valued on our financial statements at $1/share.

2   Includes accrued compensation of $60,000

3   Includes $64,000 in cash compensation payable to Evolution Marketing, Inc. which was paid in its entirety in fiscal 2013.

4 Promissory note of $50,000 was issued to Evolution Marketing, an entity controlled by Mr. Ingallinera, in lieu of a like amount of cash compensation.  The promissory note was subsequently exchanged for shares of Common Stock.

Outstanding Equity Awards at June 30, 2013

As of June 30, 2013, there were no unvested stock awards outstanding, or other outstanding equity awards held by our named executive officers that would be required to be disclosed pursuant to Item 402(p) of Regulation S-K, other than the unexercised options set forth below.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plans: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Charles R. Mollo(1)	750	—	—	$ .50	December 19, 2017

(1) Issued to TM 07 Investments, LLC, an entity controlled by Mr. Mollo and fully vested at June 30, 2013.

Option Exercises

None of our named executive officers exercised stock options in fiscal 2013 or 2012.

Consulting Agreements

The Company has entered into a consulting agreement with Evolution Marketing, Inc., pursuant to which it has paid for the services of Albert J. Ingallinera, Jr.,  our Vice President of Product Management and Business Development. A total of $102,000 was expensed by the Company with respect to Mr. Ingallinera’s services for the year ended June 30, 2012, $64,000 of which remained outstanding as of June 30, 2012 and was paid in full in fiscal 2013.  The agreement is cancellable by either party with a 60 day notice and is currently at a rate of $10,000 per month.  During the year ended June 30, 2013, the Company paid Mr. Ingallinera $120,000 pursuant to the contract.

For services provided by Charles R. Mollo as CEO of the Company, TM 07 Investments, LLC receives $120,000 per year in compensation.   In fiscal 2012 the yearly compensation was in the form of 120,000 shares of Common Stock which was valued on our books at $1/share. In fiscal 2013 the yearly compensation was in the form of 60,000 shares of Common Stock and the balance of $60,000 has been accrued and was payable as of June 30, 2013.

Effective September 1, 2013 the Company entered into a consulting agreement with an Highland Consulting, Inc. (“Highland”),, pursuant to which it has paid for the services of Joan Brubacher, our President and Chief Financial Officer.  Highland was awarded 1,600,000 shares of Common Stock of which 500,000 vested immediately and the balance will vest over a twenty-four month period.  The agreement provides for six months of severance pay.

 2013 Director Compensation

The following table sets forth information with respect to the compensation of our directors in fiscal 2013. (As no option award, non-equity incentive plan compensation, or non-qualified deferred compensation was granted to a director in fiscal 2013, columns (d), (e), and (f) of the table required by Item 402(r) of Regulation S-K have been omitted.)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

JoJoan Brubacher	$0	$75,000	$—	$75,000
JeJeff Doss	0	37,500	—	37,500
Thomas Gardner	0	37,500	—	37,500
JeJeffrey Harris	0	37,500	—	37,500
C Charles Mollo	0	37,500	—	37,500
J Jerry Riopelle	0	37,500	—	37,500

 Notes:

1. During the fiscal year ended June 30, 2013, the Director compensation was paid in the form of 25,000 shares of Common Stock, which was valued at market on the date of issue, or $1.50 per share.

2. As of June 30, 2013, other than the options for purchase of 750 shares of Common Stock beneficially owned by Charles Mollo as described above under “Outstanding Equity Awards as of June 30, 2013,” there were no outstanding options or unvested stock grants held by directors.

Benefit Plans

2004 Incentive Compensation Plan.  We adopted the 2004 Incentive Compensation Plan and amended it on December 19, 2007 to enable us to attract, retain and motivate our officers, directors, employees and consultants. Of the 750,000 shares of Common Stock that were eligible for issuance pursuant to awards made under this plan, 29,825 shares of Common Stock were subject to options outstanding as of June 30, 2013. As of such date, the outstanding options had a weighted average exercise price of $.49 per share and had expiration dates ranging from January 14, 2014 to October 15, 2018. Although this plan remains in effect and options under the plan remain outstanding, we ceased making awards under the plan upon the adoption of our 2009 Incentive Compensation Plan.

2009 Incentive Compensation Plan.  We adopted our 2009 Incentive Compensation Plan on January 27, 2009, and subsequently amended the plan on December 7, 2009, and January 31, 2012.  The principal purpose of the plan was to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards.  Of the 1,150,000 shares of Common Stock that were eligible for issuance pursuant to awards made under the 2009 Incentive Compensation Plan, as of June 30, 2013, 765,906 shares had been issued pursuant to the Plan.

2009 Deferred Compensation Plan.  We adopted our Non-Qualified Deferred Compensation Plan on February 23, 2009. The principal purpose of the plan was to allow for the payment to officers and employees certain deferred compensation in compliance with Internal Revenue Code Section 409A.

Effect of Change of Control.  Upon the occurrence of a change of control, the Board of Directors may:

•	accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award under the 2004 and 2009 Incentive Compensation Plans;

•	cancel such awards for fair value (as determined by the compensation committee); and

•
provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2004 and 2009 Incentive Compensation Plans, as determined by the Board of Directors or a designated committee

The Deferred Compensation Plan provides that with respect to plan participants, plan distributions are to be made upon a majority change in ownership of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The following is a description of transactions since July 1, 2011, or currently proposed, to which we have been or will be a participant, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our executive officers, directors or principal stockholders, including their immediate family members, had or will have a direct or indirect material interest:

2012 Bridge Loans

Since January 2012, we have entered into various Bridge Loan Agreements, including such agreements with the related parties set forth in the table below as of the date of this filing.  The interest rate on the Bridge Promissory Notes thereunder was 10% per annum.  In connection with those transactions we agreed to issue warrants to purchase one share of Common Stock for each $2 of principal amount of the Bridge Promissory Notes issued to the noteholders, at an exercise price of $.02.  The Bridge Loan Agreements provide that each noteholder shall have the option to convert any or all of the principal balance of, and accrued, but unpaid interest on, such noteholder’s Bridge Promissory Note into securities offered in an equity financing of the Company of $2,000,000 or more consummated after the date of the Bridge Loan Agreements at a 10% discount to the terms of such financing.  In October 2012 the notes were amended to extend the maturity dates through March 2013 and the provision for a 10% discount upon conversion was eliminated. The notes were amended again in February 2013 to extend the maturity dates through June 30, 2013.   On June 17, 2013 the Company extended a conversion option to 2012 Bridge Loan holders.  The option provided for the conversion of principal and accrued interest into Common Stock at $.40/share and expired on June 30, 2013.  As of June 30, 2013,  bridge loans, in the aggregate of $1,941,045 and accrued interested related thereto, in the aggregate of $133,059 had been converted to Common Stock under the aforementioned conversion option.  A loss on the extinguishment of debt was recorded in the amount of $499,320.

The board of directors has authorized up to an aggregate amount of $2.5 million in bridge loans. As of the date of this filing the Company has outstanding bridge loan financing of $40,000. 2012 Bridge Loans issued to date to related parties are summarized below:

Name of Related Party	Original Amount of Principal of Bridge Loans	Total Amount of Interest Converted	Value of Common Stock Underlying Warrants as of October 1, 2013
TM 07 Investments, LLC(1)	$827,420	$70,077	$0
New Vistas Investment Corp. (2)	$150,000	$15,658	$0
CRM 008 Trust (3)	$100,000	$9,479	$0
Bob Flowers	$25,000	$2,474	$7,500
Evolution Marketing, Inc. (4)	$98,000	$4,434	$29,400
Scott Coyle	$330,000	$12,501	$99,000

(1) Mr. Mollo, our President, Chairman and CEO, serves as a trustee of trusts owning 100% of the membership interests of TM07 Investments, LLC and also serves as a manager of TM07 Investments, LLC. The principal and accrued interest was converted in June 2013 to Common Stock at $.40 per share. In addition, in June 2013, the warrants issued under the Bridge Loan were exercised in full.

(2) Mr. Mollo also serves as the trustee of trusts owning a total of 73.36% of the issued and outstanding stock of New Vistas Investment Corp., and Mr. Harris owns 24.13%, and serves as the President, of New Vistas Investment Corp.  The principal and accrued interest was converted in June 2013 to Common Stock at $.40 per share. In addition, in June 2013, the warrants issued under the Bridge Loan were exercised in full.

(3) Mr. Mollo also serves as the trustee of CRM 008 Trust.  The principal and accrued interest was converted in June 2013 to Common Stock at $.40/share. In addition, in June 2013, the warrants issued under the Bridge Loan were exercised in full.

(4)  Mr. Ingallinera, our VP Product Management and Business Development, owns 100% of Evolution Marketing, Inc.

 2013 Convertible Secured Debt

Since May 2013, we have entered into various Convertible Secured Debt Agreements, including such agreements with the related parties set forth in the table below as of the date of this filing.  The interest rate on the Convertible Secured Debt is 10% per annum.  In connection with those transactions we agreed to issue warrants to purchase one share of Common Stock for each $2 of principal amount of the Convertible Secured Notes issued to the noteholders, at an exercise price of $.02 for issuances prior to February 21, 2014.  For agreements entered into subsequent to February 21, 2014, we agreed to issue warrants to purchase one share of Common Stock for each dollar of principal amount, at an exercise price of $.02.  The Convertible Secured Debt Agreements provide that each noteholder may convert any or all of the principal balance of, and accrued, but unpaid interest into shares of Common Stock of the Company at any time at their option.  Upon completion by the Company of an equity financing of $2,000,000 or more, the Convertible Secured Debt shall automatically convert into the same securities and at the same price as the equity financing.  As of the date of this filing the Company has outstanding Convertible Secured Debt financing of $4,793,309 from our executive officers, directors or principal stockholders. 2013 Convertible Secured Debt issued to date to related parties are summarized below.

Name of Related Party	Original Amount of Principal of Convertible Debt	Total Amount of Interest Paid	Estimated Value of Common Stock Underlying Warrants as of October 1, 2013
TM 07 Investments, LLC(1)	$2,944,966	$0	$1,306,523
New Vistas Investment Corp. (2)	$600,000	$0	$180,000
CRM 008 Trust (3)	$611,288	$0	$198,773
CRM Revocable Trust (4)	$302,055	$0	$121,233
Evolution Marketing, Inc. (5)	$25,000	$0	$15,000
Joan Brubacher (6)	$50,000	$0	$15,000
Highland Consulting, Inc. (6)	$37,500	$0	$22,500

(1) Mr. Mollo, our Chairman and CEO, serves as a trustee of trusts owning 100% of the membership interests of TM07 Investments, LLC and also serves as a manager of TM07 Investments, LLC. The warrants issued under the Secured Debt were exercised in full in June 2013.

(2) Mr. Mollo also serves as the trustee of trusts owning a total of 73.36% of the issued and outstanding stock of New Vistas Investment Corp., and Mr. Harris owns 24.13%, and serves as the President, of New Vistas Investment Corp.  In June 2013, the warrants issued under the Secured Debt were exercised in full.

(3) Mr. Mollo also serves as the trustee of CRM 008 Trust.  In June 2013, the 100,000 warrants issued under the Secured Debt were exercised in full.

(4) Mr. Mollo serves as the trustee of CRM Revocable Trust.

(5) Mr. Ingallinera, our VP Product Management and Business Development, owns 100% of Evolution Marketing, Inc.

(6) Ms. Brubacher is our President and Chief Financial Officer and owns 100% of Highland Consulting, Inc.

Expenses

TM 07 Investments, LLC, a limited liability company controlled by Charlie Mollo, the Company’s Chief Executive Officer and Chairman of the Board paid various expenses on our behalf totaling $267,392 as of June 30, 2012.  The expenses were recorded in the periods incurred, and the liability to TM 07 Investments, LLC was recorded as an advance from a related party on the appropriate balance sheets. During the year ended June 30, 2013, TM 07 Investments, LLC paid various expenses on our behalf totaling $1,912,276 which were recorded in the periods incurred.  The liability to TM 07 Investments, LLC was converted to Bridge Loans during May and June 2013.

PROPOSAL TWO

THE APPROVAL OF AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

On April 16, 2014, our Board of Directors approved, subject to stockholder approval, the amendment of our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to authorize the increase in the total authorized capital stock of the Company from 50,000,000 to 110,000,000, and to increase the total number of authorized shares of the Company’s Common Stock from 40,000,000 to 100,000,000.  (The number of shares of Preferred Stock authorized for issuance would remain at 10,000,000.) The form of the Charter Amendment is attached to this Proxy Statement as Appendix A.

The additional shares of common stock to be authorized under the Certificate of Incorporation following the adoption of the Charter Amendment would have rights identical to the currently outstanding common stock of the Company. Future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by applicable law.

Rationale for Proposal

As of April 25, 2014, the Company has Secured Subordinated Convertible Debt outstanding in the aggregate amount of $4,793,309.  $3,154,855 of the Secured Subordinated Convertible Debt was issued prior to January 1, 2014 and is convertible into Common Stock at $.40 per share.  The remaining $1,638,453 was issued after January 1, 2014 and is convertible into Common Stock at $.20 per share.  Both conversions are subject to the approval of the increase in the authorized common stock from 40,000,000 to 100,000,000 shares. Of the $4,793,309 debt outstanding, $4,570,809 is held by companies controlled by affiliates of the Company, as described above under “Certain Relationships and Related Party Transactions.”

In connection with the ongoing operation of our business we will likely be required to issue shares of our Common Stock, options, awards and warrants in connection with employee benefit and incentive plans and employment arrangements, for financing our future operations, for acquiring other businesses, for forming strategic partnerships and alliances, and for stock dividends and stock splits.  Other than issuances with respect to the transactions described above, no specific issuances are currently anticipated; however, to the extent such issuances occur, they will result in dilution to our current stockholders. Accordingly, our Board of Directors believes it is in the Company’s best interests and the best interests of our stockholders to increase the number of authorized shares of our Common Stock to provide a sufficient number of authorized shares to allow for transactions such as those described above and such other purposes as our Board of Directors determines.

The increase in the number of authorized shares of our Common Stock to a level that continues to provide a meaningful number of authorized but unreserved shares will permit our Board of Directors to issue additional shares of our Common Stock without further approval of our stockholders, and our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of our Common Stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Although from time to time we review various transactions that could result in the issuance of shares of our Common Stock, we have not reviewed any specific transaction to date that we presently anticipate will result in a further issuance of shares of our Common Stock except as described above.

Our Certificate of Incorporation provides that stockholders do not have a right to cumulate votes for the election of directors or for any other purpose. When allowed, cumulative voting may allow a minority stockholder or group of stockholders to elect at least one member of a corporation’s board. As such, the elimination of cumulative voting by our Certificate of Incorporation may have the effect of impeding the efforts of a stockholder or group of stockholders attempting to gain board representation.

Other than the provisions noted above, we do not have in place provisions which may have an anti-takeover effect. The increase in the number of authorized shares of our Common Stock to provide a sufficient number of authorized but unreserved shares to allow for the issuance of shares of our Common Stock under various scenarios may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our certificate of incorporation or bylaws.  The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our Common Stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of funds legally available therefore.  We do not intend to declare and pay dividends in the near future.  In the event of our liquidation, dissolution or winding up, the holders of the shares of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our Common Stock.  Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock (on an as-converted basis) will be required to approve Proposal 2.

The information required to be disclosed by Item 13(a) of Schedule 14A is incorporated by reference to our Annual Report on Form 10-K for the Fiscal Year ended June 30, 2013, filed with the SEC on October 11, 2013 and our Quarterly Report on Form 10-Q  filed for the three-month period ended September 30, 2013, filed with the SEC on November 14, 2013, and for the three month period ended December 31, 2013 filed with the SEC on February 14, 2014, which reports are available at [________________].

It is not currently expected that a representative from Beamz’s independent auditors, Semple, Marchal & Cooper, LLP, will be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of Beamz’s financial statements, Beamz’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of Beamz’s internal audit function, and risk assessment and risk management.  The Audit Committee manages Beamz’s relationship with its independent auditors (which report directly to the Audit Committee).  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Beamz for such advice and assistance.

Beamz’s management is primarily responsible for Beamz’s internal control and financial reporting process.  Beamz’s independent auditors, Semple, Marchal & Cooper, LLP, are responsible for performing an independent audit of Beamz’s consolidated financial statements and internal control over financial reporting, and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles.  The Audit Committee monitors Beamz’s financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the audited financial statements with Beamz’s management.

2.      The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.      The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

4.      Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Beamz’s Annual Report on Form 10-K for the year ended June 30, 2013, and for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

Jeffrey Harris, Chairman
Jeff Doss

PRINCIPAL AUDITOR FEES AND SERVICES

AUDIT COMMITTEE PRE-APPROVAL POLICY

The 2013 and 2012 audit services provided by Semple, Marchal & Cooper, LLP were approved by our Audit Committee.  The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approved both the type of services to be provided by our independent registered public accounting firm and the estimated fees related to these services.  During the approval process, the Audit Committee considers the impact of the types of services and related fees on the independence of the auditor.  These services and fees must be deemed compatible with the maintenance of the auditor’s independence, in compliance with the SEC rules and regulations.  Throughout the year, the Audit Committee and, if necessary, the Board of Directors, reviews revisions to the estimates of audit an non-audit fees initially approved.

The Company was billed for the following audit, tax, and other related fees by its principal accountant for the last two fiscal years:

	2013	2012
Audit Fees	$104,000	$108,000
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees (1)	5,000	$35,000

(1) Related to filing of Form 10

During our two most recent fiscal years, there have been no changes in or disagreements with accountants as would be required to be disclosed pursuant to Item 304 of Regulation S-K.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Beamz asks that you indicate your support for our executive compensation policies and practices as described above under “Director and Executive Officer Compensation” as required by Item 402 of Regulation S-K.  Your vote is advisory and will not be binding on the Board of Directors; however, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Compensation Committee is responsible for executive compensation and works to structure a compensation plan that reflects Beamz’s underlying compensation philosophy of aligning the interests of our executive officers with those of our shareholders.  Key elements of this philosophy are:

●	Establishing compensation plans that deliver base salaries which are competitive with companies in our industry.

●	Rewarding outstanding performance

●	Providing equity-based incentives to ensure motivation over the long-term to respond to Beamz’s business challenges and opportunities as owners rather than just as employees.

●	Link executive pay to measures that drive shareholder value.

●	Support our business strategies.

The Board of Directors recommends a vote “FOR” the following resolution:

RESOLVED: That the shareholders approve, on an advisory basis, the compensation of Beamz Interactive Inc.’s executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation tables and other executive compensation disclosures and related material set forth in this proxy statement.

PROPOSAL FOUR

FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory shareholder vote to determine how often to present the advisory shareholder vote to approve the compensation of our named executive officers (the “say-on-pay vote”). We must solicit your advisory vote on whether to have the say-on-pay vote every 1, 2, or 3 years. Shareholders may vote as to whether the say-on-pay vote should occur every 1, 2 or 3 years, or may abstain from voting on the matter. The frequency (every 1, 2 or 3 years) that receives the highest number of votes will be deemed to be the choice of the shareholders.

We value the opinion of our shareholders and welcome communication regarding our executive compensation policies and practices. After taking into account various considerations described below, we believe that a triennial vote will provide shareholders with the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to consult with our shareholders and to consider their input.

Our executive compensation is administered by our Compensation Committee, as described in this Proxy Statement. Compensation decisions are complex and, with respect to our named executive officers, are disclosed in our proxy statement. We believe that establishing a three-year time frame for holding shareholder advisory votes on executive compensation will both enhance shareholder communication and provide the Compensation Committee time to consider, engage with and respond to shareholders’ expressed concerns or other feedback. In addition, we also believe that a triennial vote is consistent with our long-term business strategy and gives the Compensation Committee sufficient time to measure long-term performance.

Although, as an advisory vote, this proposal is not binding upon Beamz or its Board of Directors, the Board will carefully consider the shareholder vote on this matter.

While you have the opportunity to vote for every 1, 2 or 3 years, or abstain from voting on the frequency of future say-on-pay votes, the Board of Directors recommends that you vote for a frequency of every 3 years.

STOCKHOLDER PROPOSALS FOR 2015 BEAMZ ANNUAL MEETING

Beamz intends to hold its next annual meeting during the third quarter of its 2014–2015 fiscal year.  In order to be included in the proxy material for the 2015 Annual Meeting, Beamz must receive eligible proposals from stockholders intended to be presented at the annual meeting on or before October 31, 2014, directed to the Beamz Secretary at the address indicated on the first page of this proxy statement.

According to our Bylaws, Beamz must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2014 Annual Meeting.  To be timely, such notice must be delivered to the Beamz Secretary at the principal executive offices set forth on the first page of this proxy statement between October 31, 2014 and the close of business on November 30, 2014.  The written notice must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Beamz’s books, and of such beneficial owner, if any, (ii) (a) the class or series and number of Beamz shares which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Beamz shares or with a value derived in whole or in part from the value of any class or series of Beamz shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Beamz capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Beamz shares, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any Beamz security, (d) any short interest in any Beamz security, (e) any rights to dividends on the Beamz shares owned beneficially by such stockholder that are separated or separable from the underlying Beamz shares, (f) any proportionate interest in Beamz shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of Beamz shares or Derivative Instruments, if any, as of the date of such notice including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and with respect to each nominee for election or reelection to the Board of Directors, include a completed, dated and signed questionnaire, representation and agreement.

To be eligible to be a nominee for election or reelection as a director of Beamz, a person must deliver (in accordance with the time periods prescribed above for delivery of notice) to the Secretary at the principal executive offices of Beamz a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Beamz, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Beamz or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of Beamz, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Beamz with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Beamz, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Beamz.  Beamz may also require any proposed nominee to furnish such other information as may reasonably be required by Beamz to determine the eligibility of such proposed nominee to serve as an independent director of Beamz or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In the event that the 2015 Annual Meeting is more than 30 days from [June 23], 2015 (the anniversary of the 2014 Annual Meeting), the dates for submission of proposals to be included in the proxy materials and for business to be properly brought before the 2015 Annual Meeting will change according to Beamz’s Bylaws and Regulation 14A under the Exchange Act.  A copy of Beamz’s Bylaws setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Beamz Secretary at the address indicated on the first page of this proxy statement.

OTHER MATTERS

No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of Beamz.  If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Beamz.

Upon the written request of any person whose proxy is solicited hereunder, Beamz will furnish without charge to such person a copy of its annual report filed with the Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended June 30, 2013.  Such written request is to be directed to Investor Relations, 15354 N. 83rd Way, Suite 101, Scottsdale, Arizona 85260.

By Order of the Board of Directors SECRETARY

Scottsdale, Arizona
[May 2, 2014]

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

[INSERT PROXY CARD]

Appendix A

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BEAMZ INTERACTIVE, INC.

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law (“DGCL”), Beamz Interactive, Inc. (the “Corporation”), a for-profit corporation organized and existing under and by virtue of the DGCL, adopts the following amendment to its Fourth Amended and Restated Certificate of Incorporation (the “Certificate”):

1.      The initial paragraph of Article IV is hereby amended and restated in its entirety as follows:

Capital Stock

The Corporation shall have authority to issue a total of one hundred ten million (110,000,000) shares, consisting of (i) one hundred million (100,000,000) shares of common stock, $0.001 par value per share (the “Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which: (A) thirty thousand (30,000) shares of Preferred Stock have been designated as Series A Convertible Preferred Stock; (B) one thousand (1,000) shares of Preferred Stock have been designated as Series A-1 Convertible Preferred Stock; (C) sixty thousand (60,000) shares of Preferred Stock have been designated as Series B Convertible Preferred Stock; (D) four million four hundred thousand (4,400,000) shares of Preferred Stock have been designated as Series C Convertible Preferred Stock; and (E) one million three hundred thousand (1,300,000) shares of Preferred Stock have been designated as Series D Convertible Preferred Stock.  Article IV hereof contains a description of the Preferred Stock and a statement of the designations and the powers, privileges, and rights, and the qualifications, limitations, or restriction thereof, of the Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock.

This Amendment was duly adopted on April 16, 2014, (i) at a special meeting of the board of directors of the Corporation (the “Board”) and (ii) having been recommended for adoption by the Board, by the holders of a majority of the stock of the Corporation in accordance with the provisions of DGCL §242.

IN WITNESS WHEREOF, the Corporation’s President and Chief Executive Officer, Charles R. Mollo, has signed this Amendment this ___ day of June, 2014.

By: ______________________________
Charles R. Mollo, President and CEO